                                                           Exhibit 99.1

                         REPORT OF INDEPENDENT AUDITORS

Compensation and Organization Committee
KeyCorp

We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the periods then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 1996 and 1995, and the changes in its net assets available for benefits for the periods then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1996, and reportable transactions for the period then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets avaliable for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

Cleveland, Ohio
June 23, 1997

                           KEYCORP 401(k) SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1996

                                                                                                              Intermediate
                                          KeyCorp              Value            Loan          Balanced          Income
                                         Stock Fund            Fund             Fund            Fund             Fund
                                       -------------------------------------------------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $338,442,936)                  $774,608,794
   Insurance company contract                1,000,000
   Interest in collective trusts and
     mutual funds (cost $384,523,670)        5,607,845     $207,017,566                       $50,479,565      $69,026,690
   Loans to participants                                                     $34,138,156                            93,642
                                       -------------------------------------------------------------------------------------
Total investments                          781,216,639      207,017,566       34,138,156       50,479,565       69,120,332

Cash                                            33,891              389              291
Contributions receivable-Employer            1,120,368          250,406                            92,327           60,586
Contributions receivable-Participants          699,851          583,609                           217,692          138,399
Income receivable                              204,148            4,898                             3,400              389
Other receivable                               254,607          122,816                            88,974           38,631
                                       -------------------------------------------------------------------------------------
Total assets                               783,529,504      207,979,684       34,138,447       50,881,958       69,358,337

LIABILITIES
ESOP indebtedness                           48,864,000
Other liabilities                            1,205,692          963,585          393,350          404,111          243,148
                                       -------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS         $733,459,812     $207,016,099      $33,745,097      $50,477,847      $69,115,189
                                       =====================================================================================


                                              Special           Stock          Money
                                               Value            Index         Market
                                               Fund             Fund           Fund            Total
                                       ------------------------------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $338,442,936)                                                                     $774,608,794
   Insurance company contract                                                                   1,000,000
   Interest in collective trusts and
     mutual funds (cost $384,523,670)       $7,613,636       $8,475,397      $86,477,309      434,698,008
   Loans to participants                                                                       34,231,798
                                       ------------------------------------------------------------------
Total investments                            7,613,636        8,475,397       86,477,309    1,244,538,600

Cash                                                                                  63           34,634
Contributions receivable-Employer               16,197           18,841           73,821        1,632,546
Contributions receivable-Participants           39,601           45,853          169,405        1,894,410
Income receivable                                                                380,808          593,643
Other receivable                                33,497           40,692           52,521          631,738
                                       ------------------------------------------------------------------
Total assets                                 7,702,931        8,580,783       87,153,927    1,249,325,571

LIABILITIES
ESOP indebtedness                                                                              48,864,000
Other liabilities                               89,296          105,390           26,142        3,430,714
                                       ------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS           $7,613,635       $8,475,393      $87,127,785   $1,197,030,857
                                       ==================================================================



See notes to financial statements.
                                       2

                           KEYCORP 401(k) SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1995

                                                       KeyCorp
                                                      Stock Fund     Equity Fund      Loan Fund       Balanced Fund
                                                    ------------------------------------------------------------------

ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $323,682,686)                            $ 578,437,952
   Common stock-other (cost $51,765)                                $     761,859
   Insurance company contract
   Interest in collective trusts and mutual funds
     (cost $319,937,715)                                4,145,132     160,954,350                       $27,192,066
   Loans to participants                                                            $ 32,834,046
                                                    ------------------------------------------------------------------
Total investments                                     582,583,084     161,716,209     32,834,046         27,192,066

Cash                                                       13,120                         13,764
Contributions receivable-Employer                                             750                               375
Contributions receivable-Participants                                       1,473                               750
Income receivable                                          75,978          11,665
Other receivable                                          250,845
                                                    ------------------------------------------------------------------
Total assets                                          582,923,027     161,730,097     32,847,810         27,193,191

LIABILITIES

ESOP indebtedness                                      51,408,924
Other liabilities                                       1,595,175       1,200,602                           433,206
                                                    ------------------------------------------------------------------

                                                    $ 529,918,928   $ 160,529,495   $ 32,847,810      $  26,759,985
                                                    ==================================================================
NET ASSETS AVAILABLE FOR BENEFITS




                                                                     Money Market
                                                     Bond Fund          Fund             Total
                                                  --------------------------------------------------

ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $323,682,686)                                                            $ 578,437,952
   Common stock-other (cost $51,765)                                                      761,859
   Insurance company contract                      $   1,000,000                        1,000,000
   Interest in collective trusts and mutual funds
     (cost $319,937,715)                              78,586,086  $   78,824,154      349,701,788
   Loans to participants                                 110,207                       32,944,253
                                                  --------------------------------------------------
Total investments                                     79,696,293      78,824,154      962,845,852

Cash                                                                                       26,884
Contributions receivable-Employer                            750                            1,875
Contributions receivable-Participants                                                       2,223
Income receivable                                         72,756         362,828          523,227
Other receivable                                                           1,381          252,226
                                                  --------------------------------------------------
Total assets                                          79,769,799      79,188,363      963,652,287

LIABILITIES

ESOP indebtedness                                                                      51,408,924
Other liabilities                                        404,571                        3,633,554
                                                  --------------------------------------------------

                                                   $  79,365,228    $ 79,188,363    $ 908,609,809
                                                  ==================================================
NET ASSETS AVAILABLE FOR BENEFITS




See notes to financial statements.

                           KEYCORP 401(k) SAVINGS PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

            FOR THE PERIOD FROM JANUARY 1, 1996 TO DECEMBER 31, 1996



                                                                                                       Intermediate       Special
                                         KeyCorp         Value            Loan           Balanced         Income           Value
                                       Stock Fund         Fund            Fund             Fund            Fund             Fund
                                      ----------------------------------------------------------------------------------------------
INCREASES
Contributions:
   Employer                           $  23,353,542  $   6,465,460                    $    2,318,459  $   1,726,989    $    106,974
   Participants                          18,925,989     16,088,581                         6,211,129      4,123,410         522,345
                                      ----------------------------------------------------------------------------------------------
                                         42,279,531     22,554,041                         8,529,588      5,850,399         629,319

Interest on participant loans                                        $   2,388,367
Common stock dividends                   23,760,859
Net investment gain from collective
   trusts and mutual funds                1,158,314      3,219,488                         1,265,290      4,551,477          30,954
Net realized gain and unrealized
   appreciation, KeyCorp common
   stock                                222,326,623
Net realized gain and unrealized
   appreciation, collective trusts
   and mutual funds                                     34,788,267                         4,148,111                        275,549
                                      ----------------------------------------------------------------------------------------------
Total increases                         289,525,327     60,561,796       2,388,367        13,942,989     10,401,876         935,822

DECREASES

Net realized loss and unrealized
   depreciation, collective trusts
   and mutual funds                                                                                         999,074
Participant withdrawals                  51,456,386     16,110,636       2,911,028         3,317,763      7,810,028          87,688
Interest expense                          4,662,170
Administrative and other expenses           262,540                                            1,693
                                      ----------------------------------------------------------------------------------------------
Total decreases                          56,381,096     16,110,636       2,911,028         3,319,456      8,809,102          87,688
                                      ----------------------------------------------------------------------------------------------
Changes in net assets                   233,144,231     44,451,160        (522,661)       10,623,533      1,592,774         848,134

Interfund transfer in (out)             (29,603,347)     2,035,444       1,419,948        13,094,329    (11,842,813)      6,765,501
Net assets at beginning of period       529,918,928    160,529,495      32,847,810        26,759,985     79,365,228
                                      ----------------------------------------------------------------------------------------------

NET ASSETS AT END OF PERIOD           $ 733,459,812  $ 207,016,099   $  33,745,097    $   50,477,847  $  69,115,189    $  7,613,635
                                      ==============================================================================================


                                             Stock          Money
                                             Index         Market
                                             Fund           Fund             Total
                                      --------------------------------------------------
INCREASES
Contributions:
   Employer                               $   140,112  $  1,988,220      $   36,099,756
   Participants                               500,064     5,045,469          51,416,987
                                      --------------------------------------------------
                                              640,176     7,033,689          87,516,743

Interest on participant loans                                                 2,388,367
Common stock dividends                                                       23,760,859
Net investment gain from collective
   trusts and mutual funds                     81,126     4,187,943          14,494,592
Net realized gain and unrealized
   appreciation, KeyCorp common
   stock                                                                    222,326,623
Net realized gain and unrealized
   appreciation, collective trusts
   and mutual funds                           503,266                        39,715,193
                                      --------------------------------------------------
Total increases                             1,224,568    11,221,632         390,202,377

DECREASES
Net realized loss and unrealized
   depreciation, collective trusts
   and mutual funds                                                             999,074
Participant withdrawals                       45,592     14,116,731          95,855,852
Interest expense                                                              4,662,170
Administrative and other expenses                                               264,233
                                      --------------------------------------------------
Total decreases                                45,592    14,116,731         101,781,329
                                      --------------------------------------------------
Changes in net assets                       1,178,976    (2,895,099)        288,421,048

Interfund transfer in (out)                 7,296,417    10,834,521
Net assets at beginning of period                        79,188,363
                                                                            908,609,809
                                      --------------------------------------------------

NET ASSETS AT END OF PERIOD               $ 8,475,393  $ 87,127,785     $ 1,197,030,857
                                      ==================================================




See notes to financial statements.

                           KEYCORP 401(k) SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

           FOR THE PERIOD FROM DECEMBER 31, 1994 TO DECEMBER 31, 1995


                                                  KeyCorp
                                                Stock Fund      Equity Fund       Loan Fund       Balanced Fund       Bond Fund
                                              ------------------------------------------------------------------------------------
INCREASES
Contributions:
   Employer                                   $  20,918,020    $   5,779,273                    $    1,817,134      $   2,104,707
   Participants                                  17,922,275       15,312,795                         5,233,655          5,455,258
                                              ------------------------------------------------------------------------------------
                                                 38,840,295       21,092,068                         7,050,789          7,559,965
Interest on participant loans                                                  $   2,270,419
Common stock dividends                           22,291,248           41,170
Net investment gain from collective trusts
   and mutual funds                                 662,970        3,822,406                           742,413          4,719,726
Net realized gain and unrealized
   appreciation, KeyCorp common stock           178,546,499
Net realized gain and unrealized
   appreciation, collective trusts and
   mutual funds                                                   33,066,058                         2,256,670          3,414,343
                                              ------------------------------------------------------------------------------------
Total increases                                 240,341,012       58,021,702       2,270,419        10,049,872         15,694,034

DECREASES
Participant withdrawals                          33,082,964       11,988,933                         1,444,766          8,261,965
Interest expense                                  5,359,774
Administrative and other expenses                   701,691           38,896         492,350             2,842             37,984
                                              ------------------------------------------------------------------------------------
Total decreases                                  39,144,429       12,027,829         492,350         1,447,608          8,299,949
                                              ------------------------------------------------------------------------------------
Changes in net assets                           201,196,583       45,993,873       1,778,069         8,602,264          7,394,085

Plan merger-KeyCorp                              74,761,328       66,941,548      14,685,018                           34,790,100
Plan merger-State Home                                             1,153,929          38,136           504,685            849,998
Plan merger-First Citizens                                                                           1,938,584
Fund merger                                                                      (19,164,357)                          43,645,186

Interfund transfer in (out)                      (4,447,369)       2,138,940       2,096,151        10,942,390         (7,314,141)
Net assets at beginning of period               258,408,386       44,301,205      33,414,793         4,772,062
                                              ------------------------------------------------------------------------------------

NET ASSETS AT END OF PERIOD                   $ 529,918,928    $ 160,529,495   $  32,847,810       $26,759,985      $  79,365,228
                                              ====================================================================================


                                                Special Fixed      Money Market
                                                 Income Fund           Fund              Total
                                              ------------------------------------------------------
INCREASES
Contributions:
   Employer                                                     $     2,453,741    $  33,072,875
   Participants                                                       6,782,298       50,706,281
                                              ------------------------------------------------------
                                                                      9,236,039       83,779,156
Interest on participant loans                                                          2,270,419
Common stock dividends                                                                22,332,418
Net investment gain from collective trusts
   and mutual funds                                                   5,028,583       14,976,098
Net realized gain and unrealized
   appreciation, KeyCorp common stock                                                178,546,499
Net realized gain and unrealized
   appreciation, collective trusts and
   mutual funds                                                           3,139       38,740,210
                                              ------------------------------------------------------
Total increases                                                      14,267,761      340,644,800

DECREASES
Participant withdrawals                                              10,659,810       65,438,438
Interest expense                                                                       5,359,774
Administrative and other expenses                                       110,172        1,383,935
                                              ------------------------------------------------------
Total decreases                                                      10,769,982       72,182,147
                                              ------------------------------------------------------
Changes in net assets                                                 3,497,779      268,462,653

Plan merger-KeyCorp                                                  67,979,239      259,157,233
Plan merger-State Home                                                  820,695        3,367,443
Plan merger-First Citizens                                                             1,938,584
Fund merger                                   $ (24,480,829)

Interfund transfer in (out)                                          (3,415,971)
Net assets at beginning of period                24,480,829          10,306,621      375,683,896
                                              ------------------------------------------------------

NET ASSETS AT END OF PERIOD                   $           0     $    79,188,363    $ 908,609,809
                                              ======================================================




See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                For the Periods Ended December 31, 1996 and 1995


A.     SIGNIFICANT ACCOUNTING PRINCIPLES

The accounting records of the KeyCorp 401(k) Savings Plan (the "Plan") are maintained on the accrual basis.

Investments are stated at aggregate fair value which is determined based on the closing price reported on the last business day of the Plan year as follows:

     KEYCORP COMMON STOCK

     Closing market price as quoted on the NYSE exchange as of December 31, 1996 and 1995.

     INSURANCE CONTRACTS

     At contract value which in the opinion of the management of the Plan represents fair value.

     COLLECTIVE TRUST FUNDS

     Market values of units held in collective trust funds are determined daily by the trustee of the funds.

     MUTUAL FUNDS

     Closing price as quoted per the Wall Street Journal as of December 31, 1996 and 1995.

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, KeyCorp common stock, or (2) net realized gain and unrealized appreciation (depreciation), collective trusts and mutual funds.

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of securities are based on the specific cost of investments sold.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

                           KeyCorp 401(k) Savings Plan

A.     SIGNIFICANT ACCOUNTING PRINCIPLES - CONTINUED

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Certain 1995 amounts have been reclassified to conform to current period presentation.

B.     MERGERS

On July 1, 1996, the Plan was amended and restated. The following amendments are effective:

           -    The name of the Equity Fund was changed to the Value Fund.

           - The name of the Bond Fund was changed to the Intermediate Income Fund.

           - The Special Value Fund and Stock Index Fund were added as investment options.

The Plan was amended effective January 1, 1995, to provide for the merger of the KeyCorp Profit Sharing Plus Plan, with and into the Plan, and to change the name of the Plan to the "KeyCorp 401(k) Savings Plan." The following amendments are also effective January 1, 1995:

           - The Special Fixed Income Fund is eliminated as an investment option.

           - Participant eligibility was changed to a minimum of 1,000 hours in any 12 month period.

           - The number of Plan loans that a Participant may have outstanding at any time is increased from two to three.

           -    The Plan year end is changed from December 30 to December 31.

                           KeyCorp 401(k) Savings Plan

B.       MERGERS - CONTINUED

In an agreement dated May 5, 1994, State Home Savings Bank, FSB entered into an Agreement and Plan of Merger with Society National Bank. In an agreement dated June 30, 1994, First Citizens Bancorp of Indiana entered into an Agreement and Plan of Merger with KeyCorp. As provided in the respective agreements, the State Home Saving Bank 401(k) Profit Sharing Plan and the Citizens Banking Company 401(k) Retirement Plan and Trust continued in effect until such date participants were provided the opportunity to participate in the benefit plans maintained by KeyCorp. All participants employed at the effective date of the respective mergers became fully vested in their account balances. Effective March 31, 1995, the State Home Savings Bank 401(k) Profit Sharing Plan and the Citizens Banking Company 401(k) Retirement Plan and Trust were merged with and into the KeyCorp 401(k) Savings Plan and all assets were transferred to the KeyCorp Plan.

C.     DESCRIPTION OF THE PLAN

The following provides only general information regarding the Plan. Participants should refer to the Plan document or summary plan description for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan which contains two primary features. The portion of the Plan that is attributable to participant contributions is a profit sharing plan and the portion of the Plan that is attributable to Employer contributions is designed to be invested primarily in KeyCorp's common stock and constitutes an employee stock ownership plan ("ESOP").

Employees are eligible to participate in the Plan if they have completed 15 days of employment with KeyCorp.

Participants make contributions to the Plan by means of payroll deductions. Participants can elect to make contributions (pre-tax) from 1% to 10% of their compensation. KeyCorp matches the contributions dollar for dollar up to a maximum of 6% of compensation. A minimum of 50% of the matching contribution is in the form of KeyCorp common stock. Matching contributions of KeyCorp common stock are made either by releasing shares from the Plan's ESOP feature or by purchasing in the open market.

                           KeyCorp 401(k) Savings Plan

C.       DESCRIPTION OF THE PLAN--CONTINUED

In addition, KeyCorp may contribute to the Plan a profit sharing amount determined by the Board of Directors, which is to be allocated to participants at the end of the Plan year. A participant's voluntary contributions are currently limited to the maximum allowable amount under the Internal Revenue Code.

A participant's interest in Employer contributions is vested after completion of three full years of service. Forfeitures of a participant's account before the participant has become fully vested may be used to reduce Employer contributions, to pay amounts needed to correct errors, to resolve claims in respect to benefit payments, to offset administrative expenses of the Plan or to facilitate stock transactions required for Plan investment or distribution purposes.

Participants may withdraw amounts from their account subject to specific provisions of the Plan regarding which contribution amounts (Employee Pre-Tax Contributions, Employer Matching or Profit Sharing Contributions, etc.) are to be withdrawn.

Loans are available to participants based only on pre-tax contributions and a participant may have a maximum of three loans outstanding at one time. Upon termination, participants may receive a distribution of cash or stock from their Employee Stock Fund account and cash from all other accounts. Participants may leave their balance in the Plan if the balance is greater than $3,500. Upon retirement, the distribution of benefits to participants is made in either a lump sum payment or monthly cash installments at the participant's option. Distributions must begin by the year in which a participant reaches age 70-1/2.

The Employer has the right under the Plan to discontinue contributions at any time and terminate the Plan. In the event of termination of the Plan, the assets of the Plan will be distributed to the participants based on the amounts in their respective accounts.

D.     INVESTMENTS

Key Trust Company of Ohio, N.A., an affiliate of KeyCorp, serves as the trustee for certain assets of the Plan with the balance held in trust by Wachovia Bank of North Carolina, N.A. Financial information regarding the assets held by the Plan are included in the accompanying financial statements and in the table below based on information provided by the trustees.

                           KeyCorp 401(k) Savings Plan

D.       INVESTMENTS--CONTINUED

Upon enrollment, participants direct all of their participant contributions for investment in one of several funds in 5% increments. Plan participants have the option to invest in the KeyCorp Stock Fund and/or a combination of six funds which hold collective investment trust funds and/or mutual funds: the Value Fund, the Balanced Fund, the Intermediate Income Fund, the Special Value Fund, the Stock Index Fund and the Institutional Money Market Fund.

All of the above mentioned collective investment trust funds and mutual funds are sponsored by affiliates of KeyCorp. The aggregate cost of investment sales in all of the above collective trust funds is the average cost per share or per unit at the time of the sale.

During the periods ended December 31, 1996 and 1995, the Plan's investments (including realized gains and losses on investments held for any portion of the Plan year) appreciated in fair market value $261,042,742 and $217,286,709, respectively as follows:


                                                       Net Appreciation
                                                       (Depreciation) in
                                                          Fair Value         Fair Value at
                                                          During Year         End of Year
                                                      ------------------------------------
Year ended December 31, 1996:
Fair value as determined by quoted market price:
  KeyCorp Stock Fund                                    $222,326,623         $781,216,639
  Value Fund                                              34,788,267          207,017,566
  Balanced Fund                                            4,148,111           50,479,565
  Intermediate Income Fund                                  (999,074)          69,120,332
  Special Value Fund                                         275,549            7,613,636
  Stock Index Fund                                           503,266            8,475,397
  Money Market Fund                                                            86,477,309
Fair value as determined by trustee:
  Loan Fund                                                                    34,138,156
                                                        ---------------------------------

                                                        $261,042,742       $1,244,538,600
                                                        =================================

                           KeyCorp 401(k) Savings Plan

D.     INVESTMENTS--CONTINUED

                                                                Net Appreciation
                                                                  in Fair Value         Fair Value at
                                                                   During Year           End of Year
                                                              ---------------------------------------------
Year ended December 31, 1995:
   Fair value as determined by quoted market price:
     KeyCorp Stock Fund                                          $    178,546,499      $    582,583,084
     Equity Fund                                                       33,066,058           161,716,209
     Bond Fund                                                          3,414,343            79,696,293
     Balanced Fund                                                      2,256,670            27,192,066
   Fair value as determined by trustee:
     Loan Fund                                                                               32,834,046
     Money Market Fund                                                      3,139            78,824,154
                                                              --------------------------------------------

                                                                 $    217,286,709      $    962,845,852
                                                              ============================================


The fair value of investments that represent 5% or more of the Plan's net assets are as follows:


                                                                           1996              1995
                                                                    --------------------------------------

KeyCorp Common Stock                                                $ 774,608,794     $  578,437,952
Victory Value Fund                                                    207,016,105        159,545,171
Victory Institutional Money Market Fund                                86,505,083         81,020,818
Victory Limited Term Income Fund                                                          78,155,363
Victory Intermediate Income Fund                                       69,002,100


E.      INCOME TAX STATUS

The Internal Revenue Service has ruled that effective December 13, 1996, the Plan, as amended, is qualified under Section 401(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax laws.

                           KeyCorp 401(k) Savings Plan

E.     INCOME TAX STATUS--CONTINUED

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the participants withdraw all or a portion of their accumulative balance.

F.     EMPLOYEE STOCK OWNERSHIP PLAN

The Plan structure includes a leveraged ESOP. The Plan sponsor loaned the proceeds of funds borrowed from several institutional investors to the ESOP. These funds were used to purchase shares of KeyCorp's common stock. The ESOP debt is secured by KeyCorp common stock held by the ESOP trustee. The ESOP will repay the loans from KeyCorp using corporate contributions made to the Plan on behalf of participants and dividends on the common stock acquired with the loans. The amount of dividends received on ESOP shares used for debt service totaled approximately $5,047,000 and $4,800,000 for 1996 and 1995, respectively.

Except for the repayment schedule, the loans to the ESOP are subject to substantially similar terms as the borrowings from institutional investors. The loan agreement consisted of two separate loans, one bearing interest at 8.255%, due June 26, 1996 (which was paid in full in March 1996), and the other at 8.404%, due in annual installments commencing July 14, 1997, through July 14, 2001, each subject to rate increases as described in the agreements.

The common stock of KeyCorp held by the ESOP was initially classified as unallocated by the Plan. Shares of common stock are allocated to participants as KeyCorp elects to make matching contributions from the ESOP. The allocation is made based on market value at the time of allocation. The related carrying value is determined based on the original purchase price. During the periods ended December 31, 1996 and 1995, 235,157 and 635,892 shares of common stock, respectively, were reclassified to allocated. At December 31, 1996 and 1995, 1,706,514 and 1,941,671 shares of common stock, respectively, were classified as unallocated.

                           KeyCorp 401(k) Savings Plan

G.     TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan's trustee, Key Trust Company of Ohio, N.A., is an affiliate of the Plan sponsor. All investments and transactions are maintained and initiated by the trustee. During 1996 and 1995, the Plan received $23,763,251 and $21,850,465, respectively, in common stock dividends from shares of KeyCorp. The Plan invests in certain collective investment funds and in certain mutual funds from which the Plan received $31,030 and $401,201 in investment income and $13,316,523 and $12,924,108 of dividend income in 1996 and 1995, respectively.

During the periods ended December 31, 1996 and 1995, 1,475,807 and 1,772,267 shares of common stock of KeyCorp were purchased by the Plan for $59,191,723 and $55,740,915, respectively, and 1,627,728 and 1,130,459 shares of common stock of KeyCorp were sold by the Plan for $66,276,498 and $36,061,386, respectively.

                          KeyCorp 401(k) Savings Plan

                    Supplemental Schedule 27(a)--Schedule of
                           Assets Held for Investment

                               December 31, 1996

                                                         Number
                                                       of Shares/        Current
             Description of Assets                      Par Value         Value            Cost
----------------------------------------------------------------------------------------------------

KEYCORP STOCK FUND
 *  KeyCorp common stock                                15,338,788    $774,608,794     $338,442,936
    DTF Short-Term Investment Fund                       4,707,046       4,707,046        4,707,046
    Insurance Company Contracts:
      Confederation Life Issurance Company,
        9.4%, due April 16, 1995                         1,000,000       1,000,000        1,000,000
      Collective trust of Key Trust Company of
        Ohio, N.A
      **EB Money Market Fund                               900,799         900,799          900,799
                                                                       ----------------------------
    Total KeyCorp Stock Fund                                           781,216,639      345,050,781

VALUE FUND
**Victory Institutional Money Market Fund                    1,461           1,461            1,461
**Victory Value Stock Fund                              14,537,648     207,016,105      161,613,569
                                                                       ----------------------------
    Total Value Fund                                                   207,017,566      161,615,030

LOAN FUND
    Loans to participants                               34,138,156      34,138,156       34,138,156

BALANCED FUND
**Victory Balanced Fund                                  4,100,556      50,477,844       46,357,880
**Victory Institutional Money Market Fund                    1,721           1,721            1,721
                                                                       ----------------------------
    Total Balanced Fund                                                 50,479,565       46,359,601

                           KeyCorp 401(k) Savings Plan

                    Supplemental Schedule 27(a)--Schedule of
                      Assets Held for Investment--Continued

                                                Number
                                              of Shares/       Current
             Description of Assets             Par Value        Value                Cost
-------------------------------------------------------------------------------------------

INTERMEDIATE INCOME FUND
**Victory Intermediate Income Fund          7,248,120         69,002,100         68,520,271
**Victory Institutional Money
      Market Fund                              24,590             24,590             24,590
    Loans to participants                      93,642             93,642             93,642
                                                          ---------------------------------
    Total Intermediate Income Fund                            69,120,332         68,639,503

SPECIAL VALUE FUND
**Victory Special Value Fund                  551,713          7,613,634          7,802,008
**Victory Institutional Money
      Market Fund                                   2                  2                  2
                                                          ---------------------------------
    Total Special Value Fund                                   7,613,636          7,802,010

STOCK INDEX FUND
**Key Stock Index Fund                        784,759          8,475,397          8,116,014

MONEY MARKET FUND
**Victory Institutional Money
      Market Fund                          86,477,309         86,477,309         86,477,309
                                                          ---------------------------------

TOTAL ASSETS HELD FOR INVESTMENT                          $1,244,538,600       $758,198,404
                                                          =================================

  *  Denotes a party-in-interest investment.

 **  Denotes a party-in-interest investment.  The investment is managed by KeyCorp's affiliate, Key Asset Management Inc. (formerly known as Society Asset Management, Inc.)

                           KeyCorp 401(k) Savings Plan

                       Schedule of Reportable Transactions

       Supplemental Schedule 27(d)--Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

                         Period Ended December 31, 1996

                                                             Purchase
             Description                    Units             Price      Selling Price    Cost of Assets     Net Gain
------------------------------------------------------------------------------------------------------------------------------

 *KEYCORP COMMON STOCK
     106 purchases                     1,475,807 shares     $59,191,723
     195 sales                         1,627,728 shares                   $66,276,498      $35,024,329      $31,252,168

**VICTORY INSTITUTIONAL MONEY
      MARKET FUND
     347 purchases                    61,417,159 shares      61,417,159
     288 sales                        55,932,893 shares                    55,932,893       55,932,893                0

**VICTORY LIMITED TERM INCOME FUND
     51 purchases                        714,818 shares       7,232,048
     48 sales                          8,377,108 shares                    83,849,971       82,853,434          996,537

**VICTORY INTERMEDIATE INCOME FUND
     44 purchases                      8,313,674 shares      78,588,492
     82 sales                          1,086,481 shares                    10,323,973       10,267,437           56,536

**VICTORY VALUE FUND
   113 purchases                       3,508,843 shares      47,708,539
   120 sales                           1,964,931 shares                    35,854,616       21,132,687       14,721,929

  DTF SHORT-TERM INVESTMENT FUND
   210 purchases                      93,515,304 shares      93,515,304
   265 sales                          92,265,838 shares                    92,265,838       92,265,838                0


The purchase price of securities acquired represented the fair value at the dates of the above transactions.

*     Denotes a party-in-interest investment.

**    Denotes a party-in-interest investment.  The investment is managed by KeyCorp's affiliate, Key Asset Management Inc.
        (formerly known as Society Asset Management, Inc.)